SCHEDULE 14A
Amendment No. 1

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|X| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a -12

INOVA TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

 --------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X	No fee required
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF
SPECIAL AND ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

Date:	September ___, 2011

Time:	10:00 a.m.

Place:	100 Wilshire Boulevard, Suite 950
Santa Monica 90401

1

Inova Technology, Inc.
2300 W. Sahara Ave., Suite 800
Las Vegas, NV 89102
(303) 422-8127

NOTICE OF SPECIAL AND ANNUAL
MEETING OF STOCKHOLDERS
TO BE HELD
September __, 2011

Dear Stockholder:

We have scheduled both a Special and Annual Stockholders' Meeting on September ____, 2011, at 10:00 a.m. Pacific Standard Time, at the 100 Wilshire Boulevard, Suite 950, Santa Monica, CA 90401for the following purposes:

1	To elect three directors to hold office for a term of three years, or until resignation, or until their respective successors have been elected and qualified.
2

To authorize the officers and directors of the Company to amend the Company's Articles of Incorporation to increase the number of Common Shares authorized from one hundred and fifty million (150,000,000) shares to five hundred million (500,000,000) shares (to be effective upon filing with the Secretary of State of Nevada.)

3	To transact such other business as may properly come before the annual meeting or any postponement of or adjournment thereof.

This proxy statement describes, in more detail, the actions being taken and the circumstances surrounding the Board's recommendation of the actions.

The Board of Directors has fixed the close of business on August ___, 2011, as the record date for the determination of stockholders entitled to notice of and to vote at this meeting or any adjournment thereof. The stock transfer books will not be closed.

All stockholders, whether or not they expect to attend the Meeting in person, are requested either to complete, date, sign, and return the enclosed form of proxy in the accompanying envelope or to record their proxy by other authorized means. The proxy may be revoked by the person executing the proxy by filing with the Secretary of the Company an instrument of revocation or duly executed proxy bearing a later date, or by electing to vote in person at the meeting.

Dated: August ____, 2011	By Order of the Board of Directors,
Adam Radly, President, CEO, Director

2

PROXY STATEMENT

Inova Technology, Inc.
2300 W. Sahara Ave. Suite 800
Las Vegas, NV 89102
(303) 422-8127

SPECIAL AND ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
September __, 2011

This Proxy Statement is being furnished to the stockholders of Inova Technology, Inc., a Nevada corporation, in connection with the solicitation by the Board of Directors of proxies to be used at the Special and Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Standard Time, September _____ , 2011 at 100 Wilshire Boulevard, Suite 950, Santa Monica, CA 90401. The Proxy Statement is being sent or given to stockholders on or about August __, 2011.

PROXIES ARE BEING SOLICITED BY THE BOARD OF DIRECTORS.

WE ARE ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED TO SEND US A PROXY.

VOTING RIGHTS

Stockholders of record of the Company as of the close of business on August _____, 2011 have the right to receive notice of and to vote at the Special and Annual Meeting. On September __, 2011, the Company had issued and outstanding 62,263,909 (Sixty-two Million two Hundred and sixty-three Thousand nine Hundred and nine) shares of $0.001 Par Value Common Stock (the "Common Stock"). Each share of Common Stock is entitled to one (1) vote for as many separate nominees as there are directors to be elected at the Special and Annual Meeting and for or against all other matters presented at the Special and Annual Meeting. For action to be taken at the Meeting, a majority of the shares entitled to vote must be represented either in person or by proxy. Shares of common stock may not be voted cumulatively. Abstentions and broker non-votes each will be included in determining the number of shares present and voting at the Special and Annual Meeting. Abstentions will be counted in tabulations of the votes cast on proposals, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

EXPENSE OF MAILING

The expense of preparing and mailing of this Proxy Statement to stockholders of the Company is being paid for by the Company. The Company is also requesting brokers, custodians, nominees, and fiduciaries to forward this Proxy Statement to the beneficial owners of the shares of common stock of the Company held of record by such persons. The Company will not reimburse such persons for the cost of forwarding.

PROXIES

In voting their Common Stock, stockholders may vote in favor of or against the proposal to approve the proposals on the agenda or may abstain from voting. Stockholders should specify their choice on the accompanying proxy card. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the meeting in accordance with the directions given. If no specific instructions are given with regard to the matter to be voted upon, then the shares represented by a signed proxy card will be voted "FOR" the approval of the agenda item or director(s) and in the discretion of such proxies to any other procedural matters which may properly come before the meeting or any adjournments thereof. All proxies delivered pursuant to this solicitation are revocable at any time before they are voted at the option of the persons executing them by (i) giving written notice to the Secretary of the Company, (ii) by delivering a later dated proxy card, or (iii) by voting in person at the meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to Adam Radly, President of Inova Technology, Inc., 2300 W. Sahara Ave. Suite 800, Las Vegas, NV 89102.

Inova Technology, Inc. Pre Proxy	Page 1

HOLDERS OF COMMON STOCK ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY TO THE COMPANY AT INOVA TECHNOLOGY, INC., 2300 W. SAHARA AVE. SUITE 800, LAS VEGAS, NV 89102. THE PERSON NAMED AS PROXY IS ADAM RADLY, CHIEF EXECUTIVE OFFICER AND DIRECTOR OF THE COMPANY.

In addition to the solicitation of proxies by mail, the Company, through its directors, officers, and employees, may solicit proxies from stockholders personally or by telephone or other forms of communication. The Company will not reimburse anyone for reasonable out-of-pocket costs and expenses incurred in the solicitation of proxies. The Company also will request brokerage houses, nominees, fiduciaries, and other custodians to forward soliciting materials to beneficial owners, and the Company will reimburse such persons for their reasonable expenses incurred in doing so. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

Southbase International, Limited, of which Adam Radly, the Company’s CEO and Director owns 28,756,440 shares, and Advisors, LLC of which Paul Aunger, the Company’s Secretary and Director, owns 21,522,540 shares, which combined represent 80.74% of the issued and outstanding common shares have indicated their intent to support all of the Proposals recommended herein. No other director or stockholder has indicated her or his intent to oppose any action to be taken at the meeting. No officer or director or shareholder has any interest in any matter to be voted upon.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP

As of the call date of the meeting, August __, 2011, the total number of common shares outstanding and entitled to vote was 62,263,909 (Sixty-two Million two Hundred and sixty-three Thousand nine Hundred and nine)) shares.

The holders of such shares are entitled to one vote for each share held on the record date. There is no cumulative voting on any matter on the agenda of this meeting. No additional shares will be issued subsequent to call date and prior to meeting.

RECORD DATE

Stock transfer records will remain open. August__, 2011 shall be the record date for determining stockholders entitled to vote and receive notice of the meeting.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth information as of August __, 2011, with respect to the shares of common stock of the Company owned by (i) owners of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (and nominees) and (iii) all directors and officers of the Company as a group. Unless otherwise indicated, all shares are held by the person named and are subject to sole voting and investment by such person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class (1)
Adam Radly Chmn, CEO , Director 2	28,756,440	46.18%
Paul Aunger Secretary, Director 3	21,522,540	34.56%
Bob Bates CFO	0	0%
Alex Lightman Director	0	0%
Officers and Directors as a group (4 individuals)	50,278,980	80.74%

(1)	Based upon 62,263,099 shares of common stock issued and outstanding on August __, 2011.
(2)	All of these are owned by Southbase Internationsl Limited, a company controlled by Mr. Radly.
(3)	All of these are owned by Advisors, LLC. Mr. Aunger is the Managing Partner of Advisors, LLC

Inova Technology, Inc. Pre Proxy	Page 2

VOTING REQUIRED FOR APPROVAL

A majority of the shares of common stock outstanding at the record date must be represented at the Special and Annual Meeting in person or by proxy in order for a quorum to be present and in order to take action upon all matters to be voted upon, but if a quorum should not be present, the meeting may be adjourned without further notice to stockholders, until a quorum is assembled. Each shareholder will be entitled to cast one vote at the Special and Annual Meeting for each share of common stock registered in such shareholder’s name at the record date.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the Special and Annual Meeting. Holders of shares of Common Stock are not entitled to cumulative voting rights.

The favorable vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Special and Annual Meeting is necessary to elect the nominees for directors of the Company. To take the other actions at the meeting a majority of the shares must vote in favor of the proposals present in person or by Proxy.

REMUNERATION AND OTHER TRANSACTIONS WITH OFFICERS AND DIRECTORS

(c) Cash Compensation.

The following table sets forth certain information concerning compensation paid by the Company to its officers and directors for the fiscal years ended April 30, 2009, 2010 and 2011 (the “Named Executive Officers”):

Name & Position	FYE Year	Salary/ Management Fee ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Adam Radly, Chairman, CEO, Director	2009	0	0	0	0	0	0	0	0
Adam Radly, Chairman, CEO, Director	2010	0	0	0	0	0	0	0	0
Adam Radly, Chairman, CEO, Director	2011	0	0	0	0	0	0	0	0
Paul Aunger, Secretary and Director	2009	60000	0	-	0	0	0	0	60,000

Inova Technology, Inc. Pre Proxy	Page 3

Paul Aunger, Secretary and Director	2010	28,000	0	48,000	0	0	0	0	76,000
Paul Aunger, Secretary and Director	2011	0	0	96,000	0	0	0	0	96,000
Bob Bates, CFO	2009	88,570	0	0	0	0	0	0	88,570
Bob Bates, CFO	2010	120,000	0	0	0	0	0	0	120,000
Bob Bates, CFO	2011	120,000	0	0	0	0	0	0	120,000
Alex Lightman, Director	2009	12,000	0	0	0	0	0	0	12,000
Alex Lightman, Director	2010	12,000	0	0	0	0	0	0	12,000
Alex Lightman, Director	2011	12,000	0	0	0	0	0	0	12,000
Jeff Mandelbaum, Director	2009	36,500	0	0	0	0	0	0	36,500
Jeff Mandelbaum, Director	2010	12,000	0	0	0	0	0	0	12,000
Jeff Mandelbaum, Director	2011	0	0	0	0	0	0	0	0

(1) Although Mr. Radly has agreed to provide his services at no cost to the Company, Southbase International, Limited a company in which Mr Radly has an interest (and therefore are defined as “related” to Mr Radly) does provide additional services to the Company that do not include his services as CEO of Inova. The total amount earned by these entities in the most recent fiscal years (the 12 months ending April 2010 and 2011) was $240,000.

(2) Mr. Aunger is the Managing Director of Advisors, LLC. In 2010, Advisors, LLC received $28,000 in cash, and $48,000 in shares of common stock, for management services to the Company based upon market price of shares at the time of issuance. In 2011, Mr. Aunger received 2,248,649 shares of Common Stock valued at $96,000 based upon market price of shares at the time of issuance. In addition to the above, the Company incurs professional fees of $ 1,000 monthly to Advisors, LLC, for other services.

(3) All fees paid to Mr. Lightman were for services as a Director.

(4) Jeff Mandelbaum joined Inova Technology as a Director in 2009, and served until January, 2011. All fees paid to Mr. Mandelbaum were for services as a Director.

Inova Technology, Inc. Pre Proxy	Page 4

Employment Agreements and Termination of Employment and Change-In-Control Arrangements

Mr. Radly serves as Chairman, CEO, and Director for Inova Technology, Inc. under a non-written agreement for services that are paid to Southbase International, Limited. The agreement is for payment of $20,000 per month, with no defined term and no provisions for bonus or increase. Southbase International Limited is an operating company related to Mr. Radly that provides Inova and other clients with advice and assistance in arranging growth acquisitions, as well as financings for business operations and acquisitions. Although Mr. Radly has agreed to provide his services at no cost to the Company, Southbase International, Limited a company in which Mr. Radly has an interest (and therefore are defined as “related” to Mr Radly) does provide additional services to the Company that do not include his services as CEO of Inova

Mr. Aunger serves as a Secretary and Director for Inova Technology, Inc., under a non-written agreement with no defined term or bonus provisions, where compensation for both positions is paid to Advisors, LLC. Payments in 2009 were $60,000 in cash. 2010 payments were $28,000 cash and $48,000 in Common stock, with the increase made to adjust for the smaller cash allocation. 2011 payments were all stock, and the amount increased to $96,000. Mr. Aunger is the Managing Partner of Advisors LLC, which provides Inova and other clients with advice and assistance in arranging financing for business operations and acquisitions.

Inova Technology, Inc. Pre Proxy	Page 5

BOARD OF DIRECTORS

Committees and Meetings

The Board held meetings during the fiscal year ended April 30, 2011 and took actions by unanimous consent, as necessary.

All compensation decisions are made by our Board of Directors, and we do not have a compensation committee within that three person Board.

In the absence of a separate audit committee our Board of Directors functions as audit committee and performs some of the same functions of an audit committee, such as recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls.

     COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS

The Securities and Exchange Commission requires disclosure where an executive officer of a company served or serves as a director or on the compensation committee of an entity other than the Company and an executive officer of such other entity served or serves as a director or on the compensation committee of the Company. The Company does not have a separate compensation committee, and all decisions on executive compensation are made by the Board of Directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by the Nevada Revised Statutes (NRS), the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care is very limited. In addition, as permitted by the NRS, the Bylaws of the Company provide generally that the Company shall indemnify its directors and officers to the fullest extent permitted by Nevada law, including those circumstances in which indemnification would otherwise be discretionary.

The Company has agreed to indemnify each of its directors and executive officers to provide the maximum indemnity allowed to directors and executive officers by the NRS and the Bylaws, as well as certain additional procedural protections. In addition, the indemnification agreements provide generally that the Company will advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be indemnified.

The indemnification provision in the Bylaws, and the indemnification agreements entered into between the Company and its directors and executive officers, may be sufficiently broad to permit indemnification of the officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ANNUAL REPORT

The Company's Annual Report on Form 10-K for the year ended April 30, 2011 (the "Form 10-K") was filed on August 9, 2011, and while it is not considered a part of this Proxy Statement, it is included on our website invatechnology.com.

Any requests for Proxy’s should be directed to Adam Radly, President of Inova , Inc., 2300 W. Sahara Ave. Suite 800 , Las Vegas, NV, 89102. Further, An electronic copy can be viewed online for no charge at www.sec.gov.

Inova Technology, Inc. Pre Proxy	Page 6

BOARD OF DIRECTORS AND OFFICERS

The persons listed below are currently Officers and the members of the Board of Directors. Three persons designated with numerals (1), (2), and (3) are nominees for Director for the following term.

Name	Age	Position(s)	Period of Service as an Officer or Director
Adam Radly [1]	42	President, CEO, and Director	Annual
Paul Aunger [2]	51	Secretary, Director	Annual
Alex Lightman [3]	48	Director	Annual

The directors of the Company hold office until the next annual meeting of the stockholders or until their successors have been duly elected and qualified. The officers of the Company are elected at the annual meeting of the Board of Directors and hold office until their successors are chosen and qualified or until their death, resignation, or removal. The Company presently has no executive committee.

BIOGRAPHY / MANAGEMENT EXPERIENCE

The principal occupations of each director and officer of the Company for at least the past five years are as follows:

ADAM RADLY, President, Chief Executive Officer, and Director

Mr. Radly became Chief Executive Officer and a director of Inova on November 22, 2005 after the Inova’s merger with Web’s Biggest. Mr. Radly was previously the founder and CEO of Isis Communications a company he built by acquisition and integration of smaller synergistic companies into Isis. He was brought into Inova to build it by acquisition. He has followed that path with the 2007 acquisitions of Desert Communications and Right Tag and the 2008 acquisition of Right Tag. Mr. Radly brings to the board a history of leading growth through acquisition. All of Mr. Radly’s services are currently provided through Southbase International Limited, a management company that he owns.

PAUL AUNGER, Secretary, Director

Mr. Aunger serves as a Secretary and Director for Inova Technology, Inc. under an agreement where compensation for both positions is paid through Advisors, LLC. Mr. Aunger is the Managing Partner of Advisors LLC, which provides Inova and other clients with advice and assistance in arranging financing for business operations and acquisitions. Mr. Aunger became a director and the Company’s Secretary on November 22, 2005, after the Inova’s merger with Web’s Biggest, Inc. Prior to founding Web’s Biggest, Paul founded News Canada Inc. in 1981. He was President of News Canada until it merged with MDC Communications Corporation in 1997. News Canada is one of Canada’s largest public relations organizations. Clients included General Motors, Ford, IBM, DuPont, Procter & Gamble, Sears, Kodak, General Mills, Heinz and Walt Disney. Mr. Aunger brings to the board his experiences from management in the above corporations.

Inova Technology, Inc. Pre Proxy	Page 7

BOB BATES, CHIEF FINANCIAL OFFICER

Mr.Bates is a CPA, CVA and CFE with more than 20 years of experience as a Controller and CFO for public and private entities in several countries. He studied accounting at Bucknell University. Before joining INOVA in 2006, he worked with KPMG and was Controller for Allied Capital (NYSE). Mr. Bates became CFO of Inova Technology, Inc. in 2008. He also serves director of the Catalyst Financial Group, Inc. which is a public reporting company. He has a BS Management from Bucknell University.

ALEX LIGHTMAN, Director

Mr. Lightman was appointed an independent director of Inova on November 4, 2008. At that time, he was the CEO and chairman of Innofone.com, a public company focused exclusively on developing applications for Internet Protocol version 6 (IPv6). Mr. Lightman is not now affiliated with Innofone, is a consultant and advisor to the Information Technology industry, and brings that perspective and experience to our board. Mr.Lightman has nearly three decades of experience in technology and energy, starting in 1980 as roughneck in the Austin Chalk fields central Texas, Mitchell Energy and Development. Mr. Lightman authored Brave New Unwired World: The Digital Big Bang and the Infinite Internet, a book on 4G wireless published by John Wiley.

He is a Civil Engineering graduate of the Massachusettes Institute of Technology in 1983, and he attended graduate school at Harvard’s John F. Kennedy School of Government.

AUDITORS

MaloneBailey, LLP (“Malone Bailey”) Westchase District, 10350 Richmond Ave., Suite 800, Houston, TX, 77042, is the Company's independent registered public accounting firm. Malone has served as the Company’s independent registered public accounting firm since April 2007. The Company's Board of Directors has considered whether the provision of audit services is compatible with maintaining MaloneBailey’s independence.

A representative of Malone Bailey is not expected to attend the Company’s annual meeting, and as a result, will not have the opportunity to make a statement and will not be available to respond to questions.

The following table represents aggregate fees billed to the Company for the years ended April 30, 2011 and 2010, respectively, by MaloneBailey, LLP.

	2011	2010
Audit Fees	$75,000	$75,000
Quarterly Review Fees	$50,000	$45,000

We were billed by MaloneBailey for professional services, which include fees associated with the annual audit of the financial statements and review of our quarterly reports on Form 10-Q and other SEC filings.

********************

PROXY PROPOSAL DISCUSSIONS

PROPOSAL #1

NOMINATION AND ELECTION OF DIRECTORS

The Company's Bylaws currently provide for the number of directors of the Company to be established by resolution of the Board of Directors and that number is three. The Board has nominated three (3) persons. Except as set forth below, unless otherwise instructed, the proxy holders will vote the proxies received by them for Management's nominees named below.

Inova Technology, Inc. Pre Proxy	Page 8

The three nominees are presently directors of the Company. The term of office of each person elected as a director will continue for a term of three years, or until resignation, or until a successor has been elected and qualified.

We do not currently maintain a nominating committee on our Board of Directors. Rather, all of the directors on the Company's board of directors at any given time participate in identifying qualified director nominees, and recommending such persons to be nominated for election to the Board at each annual meeting of our stockholders. As a result, our Board has not found it necessary to have a separate nominating committee. However, the Board may form a nominating committee for the purpose of nominating future director candidates.

Usually, nominees for election to the Board are proposed by our existing directors. In identifying and evaluating individuals qualified to become Board members, our current directors will consider such factors as they deem appropriate to assist in developing a board of directors and committees thereof that are diverse in nature and comprised of experienced and seasoned advisors. Our Board of Directors has not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board. However, our Board believes that membership should reflect diversity in its broadest sense, but should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation. In this context, the Board does consider a candidate's experience, education, industry knowledge and, history with the Company, and differences of viewpoint when evaluating his or her qualifications for election the Board. In evaluating such candidates, the Board seeks to achieve a balance of knowledge, experience and capability in its composition. In connection with this evaluation, the Board determines whether to interview the prospective nominee, and if warranted, one or more directors interview prospective nominees in person or by telephone.

The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named below. The Certificate of Incorporation of the Company does not permit cumulative voting. A plurality of the votes of the holders of the outstanding shares of Common Stock represented at a meeting at which a quorum is presented may elect directors.

THE DIRECTORS NOMINATED BY MANAGEMENT ARE:

Adam Radly	Paul Aunger
Alex Lightman

The biographical information of Mr. Radly, Mr. Aunger and Mr. Lightman are contained on pages 10 and 11, under "Biography/Management Experience."

Unless marked to the contrary on the ballot, all proxies will be voted in favor of the Management's nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MANAGEMENT'S NOMINEES.

***************

PROPOSAL #2

TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM ONE HUNDRED FIFTY MILLION (150,000,000) $0.001 PAR VALUE COMMON SHARES TO FIVE HUNDRED MILLION (500,000,000) $0.001 PAR VALUE COMMON SHARES. (This action requires an Amendment to the Articles of Incorporation.)

We are asking stockholders to authorize the directors of the Company to increase the number of authorized Common Shares from one hundred million (150,000,000) shares to five hundred million (500,000,000) shares. This requires an amendment to our Articles of Incorporation and will be effective upon the filing of such amendment with the Secretary of State of Nevada after approval by shareholders (and, of course, the Board of Directors).

Inova Technology, Inc. Pre Proxy	Page 9

We believe that the increase in the number of shares of common stock authorized in our Articles of Incorporation is in the best interest of our corporation as it will allow the Company to raise additional operating capital through sale of stock. Also, the expanded number of authorized shares will provide shares if needed for debt satisfaction, or acquisitions within its business sector. At the time of this filing, the Company has not identified any sources of capital or entered into any such agreements to issues shares for debt or additional funds.

When our Company effectuated our stock splits, the total amount of authorized shares was reduced or increased by a proportionate amount. However, we have arbitrarily determined the amount disclosed here to increase to 500,000,000 shares.

It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except involving a merger where more shares will be issued equaling more than 20% of the issued and outstanding shares prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility may require a fairness opinion or at minimum a determination by the Board that the shares are being issued for fair and adequate consideration.

In the future event that the Board continues to issue shares for capital, debt exchange, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company.

Possible Anti-Takeover Effects of the Proposed Amendment

The Board acknowledges that increasing the authorized common stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a corporate transaction, tender offer or a proxy fight or otherwise seeking to bring about the removal of the Company's incumbent management. While the Proposed Amendment may have anti-takeover ramifications, the Board believes that the reasons for such Proposed Amendment set forth above outweigh any disadvantages. To the extent that such amendment may have anti-takeover effects, such amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests. The Proposed Amendment has not been made in response to, and is not being presented to deter, any effort to obtain control of the Company.

We advise that increasing the number of authorized common stock shares could have the effect of delaying or preventing a change of control of our management, because management could, in theory, issue shares to themselves or friendly parties to maintain voting control, and the proposed increase may allow current shareholders to suffer dilution through issuances of substantial numbers of shares at prices less than that price paid by current shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCREASE OF THE NUMBER OF COMMON SHARES AUTHORIZED.

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STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matter appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at next year's annual meeting, it must be received by Adam Radly, the President of Inova Technology, Inc., 2300 W. Sahara Ave. Suite 800 , Las Vegas, NV, 89102, not later than 30 days prior to fiscal year end, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. It is anticipated that the next annual meeting will be held in July of 2012.

Inova Technology, Inc. Pre Proxy	Page 10

OTHER MATTERS

Management knows of no business that will be presented for consideration at the Special and Annual Meeting other than as stated in the Notice of Special and Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: August __, 2011	By order of the Board of Directors,

Adam Radly, President, CEO and Director

Inova Technology, Inc. Pre Proxy	Page 11

BALLOT

Inova Technology, Inc.
2300 W. Sahara Ave. Suite 800
Las Vegas, NV 89102

SPECIAL AND ANNUAL MEETING OF STOCKHOLDERS, September __, 2011

The undersigned hereby appoints Adam Radly proxy, with full power of substitution, for and in the name or names of the undersigned, to vote all shares of Common Stock of Inova Technology, Inc. held of record by the undersigned at the Special and Annual Meeting of Stockholders to be held at 100 Wilshire Boulevard, Suite 950, Santa Monica, CA 90401, at 10:00 a.m., Pacific Standard time, and at any adjournment thereof, upon the matters described in the accompanying Notice of a Special and Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment thereof. Said person is directed to vote on the matters described in the Notice of Special and Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before, and matters incident to the conduct of, the meeting and any adjournment thereof.

PROXIES ARE BEING SOLICITED BY THE BOARD OF DIRECTORS.

WE ARE ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED TO SEND US A PROXY.

1. To elect a Board of three (3) directors to hold office for a period of 3 years, until resignation, or until their respective successors have been elected and qualified:

Adam Radly

[_] FOR	[_] AGAINST	[_] ABSTAIN

Paul Aunger

[_] FOR	[_] AGAINST	[_] ABSTAIN

Alex Lightman

[_] FOR	[_] AGAINST	[_] ABSTAIN

2. To increase the number of authorized Common Shares from one hundred and fifty million (150,000,000) $0.001 par value common shares to five hundred million (500,000,000) $0.001 par value common shares. (This action requires an Amendment to the Articles of Incorporation.)

[_] FOR	[_] AGAINST	[_] ABSTAIN

5. To transact such other business as may properly come before the Annual Meeting.

[_] FOR	[_] AGAINST	[_] ABSTAIN

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND RETURN THIS PROXY CARD PROMPTLY TO INOVA TECHNOLOGY, INC., 2300 W. SAHARA AVE. SUITE 800, LAS VEGAS, NV 89102.

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THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE STATED PROPOSALS.

Number of Shares owned	Signature of Stockholder

Dated:_______________, 2011
Signature if held jointly

IMPORTANT: If shares are jointly owned, both owners should sign. If signing as attorney, executor, administrator, trustee, guardian or other person signing in a representative capacity, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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